Independent auditors' consent
-------------------------------------------------------------------

The board and shareholders AXP Strategy Series, Inc.:
   AXP Equity Value Fund
   AXP Partners Small Cap Growth Fund
   AXP Small Cap Advantage Fund

We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement incorporated herein by reference.


/s/ KPMG LLP
---------------
    KPMG LLP
    Minneapolis, Minnesota
    December 12, 2003